UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Telephone and Data Systems, Inc.
(Name of Registrant as Specified In Its Charter)

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EXPLANATORY NOTE

We have created a video to accompany our 2017 annual report that provides more information about our progress in 2017 and plans for 2018.  The attached is a transcript of the video available at investors.tdsinc.com.

IMPORTANT INFORMATION: TDS and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of TDS in connection with the TDS 2018 annual meeting of shareholders. Information regarding TDS directors and executive officers, and other persons who may also be deemed to be participants, and their respective interests in TDS by security holdings or otherwise is set forth in TDS’ proxy statement relating to its 2017 annual meeting, including schedules, as filed with the Securities and Exchange Commission (SEC) on April 12, 2017, which may be obtained free of charge at the SEC’s website at www.sec.gov and TDS’ website at www.tdsinc.com. There has been no material change to such directors, executive officers or other participants or their interests since that time, except to the extent noted in TDS’ filings with the SEC since that time. In addition, the class of other employees of TDS that may be employed in the solicitation of proxies include employees in investor relations and communications who report to the Senior Vice President – Corporate Relations and Corporate Secretary of TDS. The nature of their employment in such solicitations will be preparing communications (which will be filed with the SEC as required under Regulation 14A), responding to questions from shareholders and requesting shareholders to return proxies to TDS. Additional information concerning participants that may be soliciting proxies on behalf of the TDS board of directors and their respective interests in TDS by security holdings or otherwise will be included in the proxy statement filed by TDS in connection with its 2018 annual meeting of shareholders. The 2018 proxy statement, other solicitation materials and other reports that TDS files with the SEC, when available, can be obtained free of charge at the SEC’s web site at www.sec.gov or from TDS on its website at www.tdsinc.com. TDS SHAREHOLDERS ARE ADVISED TO READ CAREFULLY THE PROXY STATEMENT AND OTHER SOLICITATION MATERIALS FILED BY TDS IN CONNECTION WITH THE TDS 2018 ANNUAL MEETING OF SHAREHOLDERS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE ELECTION OF DIRECTORS OF TDS AND OTHER MATTERS TO BE CONSIDERED AT THE 2018 ANNUAL MEETING OF SHAREHOLDERS.

TDS 2017 Annual Report Video Script

Hello and thank you for your interest in TDS.  I’m Ted Carlson, President and CEO of TDS.  We believe this video report will provide a more timely report on our progress in 2017 and plans for 2018.

TDS’ mission is to provide outstanding communications services to our customers and meet the needs of our shareholders, our people and our communities. In pursuing this mission, we seek to continuously grow our businesses, create opportunities for our associates and employees, and steadily build value over the long term for our shareholders.

The highly competitive telecommunications industry continues to change and grow rapidly. It is an exciting time to be expanding our business, focusing on leading edge technology such as wireless and broadband.

Our strong rural and suburban footprint and modest size allow us to be nimble and better understand evolving customer and business needs.

At U.S. Cellular, offering high quality and reliable national wireless service in the Middle of Anywhere™ with no hidden fees positions us to achieve our number one priority: to attract new customers and retain our loyal customer base.

In 2017, U.S. Cellular introduced Total Plans, which include an unlimited data option. These plans have been very well-received, generating an increase in new handset connections throughout the past year, while also driving high-levels of customer loyalty. In fact, U.S. Cellular saw some of the lowest levels of handset churn in the company’s history.

We remain disciplined in our promotional approach, responding to competitors’ offers with economical promotions and pricing while balancing our goals for customer growth and profitability.

U.S. Cellular continues to enhance its network in order to maintain its award-winning service and to provide for customers’ expanding data needs.

Last year we successfully completed our first commercial deployment of Voice over LTE or VoLTE, in Iowa. Not only does this provide customers with an even higher-quality network experience, it opens roaming opportunities with other carriers. Throughout this year, we will continue to deploy VoLTE in some of our fastest growing markets.

Our low-frequency spectrum has long been a competitive network advantage providing exceptional coverage in the suburban and rural markets we serve. U.S. Cellular had successful results from our participation in the 600 MHz auction in 2017, securing 188 licenses covering the vast majority of our footprint.

U.S. Cellular also continues to compete and win in the marketplace by providing exceptional customer service. We distinguish ourselves from our larger competitors through connecting on a local level.

Successful campaigns like ‘Future of Good’ and ‘Most Valuable Coach’ demonstrate how we harness the power of our unique local presence to build better communities in our footprint.

The success we’ve achieved through our customer focus and our investments in our network show in our operational and financial results.

In 2017, U.S. Cellular returned to positive postpaid handset net additions through an increase in postpaid handset gross additions combined with historically low postpaid handset churn.

While total revenue declined as a result of the highly competitive pricing environment, an intense focus on cost reductions drove a modest increase in profitability.

At TDS Telecom, both our wireline and cable businesses share a common strategy to own the “best data pipe in the market.” Our goal is to grow high-margin broadband services and to bundles these with video and voice services to reduce churn.

Due to our network investments in fiber and in coax cable, our IPTV and cable broadband connections continued to grow throughout 2017.

In TDS Telecom’s wireline business we continued to focus on driving IPTV connections as well as bundles with high-speed broadband.

We are constantly evaluating future opportunities to bring fiber to more wireline service addresses inside our current footprint and in adjacent areas.

Funding support from the Alternative Connect America Cost Model (A-CAM) is enabling us to enhance broadband services in some of our most rural markets.

Cable is a natural extension of TDS Telecom’s core wired business. We leverage our expertise in wireline infrastructure and marketing of services.

In 2017, we’ve grown residential cable video connections and we’ve achieved seven consecutive quarters of double-digit cable broadband growth.

Last year, TDS Telecom completed three successful cable acquisitions that are close to existing markets, which help us solidify our presence in regions of Oregon, Colorado and Wisconsin.

In our hosted and managed services business, OneNeck IT Solutions, our number one priority is to grow recurring revenues in high-margin services.

One Neck’s full portfolio of offerings is a competitive advantage. We have a wide range of resources and solutions to offer our mid-market clients as their businesses grow, and as their IT needs expand and change.

At the start of this year, OneNeck successfully transitioned to its own business unit within the TDS family of companies, better positioning the company to leverage TDS corporate IT resources needed to help achieve its long-term strategies.

In 2017, TDS Telecom increased its wireline and cable revenues while hosted and managed service revenues declined. TDS Telecom in total significantly increased its profitability.

TDS corporate maintains a financially sound foundation to support our business units and to enable them to take advantage of business opportunities.

Our TDS corporate capital allocation strategy calls for investing 75% of available cash resources into the business while returning 25% to shareholders.

TDS has increased its dividend every year for the past 43 years, a record we want to continue.

In 2018 we are focusing on our strategic imperatives at each business unit.

U.S. Cellular is working diligently to grow and protect the customer base, increase revenues, reduce costs, and invest in our future.

TDS Telecom is working to deploy more fiber where economically sound, increase broadband penetration and evaluate potential cable acquisitions.

OneNeck is working to grow recurring service revenues, to add new customers and to improve and standardize processes.

We are very grateful to the associates and employees of the TDS companies, for their dedication and innovation in providing outstanding services, products, and experiences for our customers.

We also thank you our shareholders and debt holders for your continuing support of our long term plans and strategies.